SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of the 17th day of April (this "Agreement") is entered into by and among, Agora Holdings Inc. , a corporation organized under the laws of the State of Utah ("AGORA"), Oleg Sytnyk, an individual residing in the Ukraine ("Sytnyk"), and Oleksandr Bondarenko, an individual residing in the Ukraine ("Bondarenko"), with Sytnyk and Bondarenko referred to as the "Sellers", or collectively as the "Seller". Agora, Sytnyk and Bondarenko are referred to singularly as a "Party" and collectively as the "Parties."

WITNESSETH:

WHEREAS, Sellers own all of the issued and outstanding shares of ESILKROAD NETWORK LIMITED, a Hong Kong corporation ("eSilkroad"), which in turn holds 95% (ninety-five percent) of the authorized capital of ESILKROAD OF UKRAINE, a limited liability company, registered in the Ukraine;

             WHEREAS, ESILKROAD is the owner of certain work in progress and proprietary content, concept and design of the eSilknet (B2B social Network)

WHEREAS, AGORA wishes to acquire all of the issued and outstanding shares of capital stock of ESILKROAD (referred to hereinafter as the "ESILKROAD Shares") with the purpose of owning and operating ESILKROAD as AGORA's wholly-owned subsidiary; and

WHERERAS, AGORA, ESILKROAD, and the Sellers propose to enter into this Agreement which provides, among other things, that the Sellers will deliver the ESILKROAD Shares to AGORA in exchange for a total of Fourteen Million (14,000,000) shares (the "Exchange Shares") of AGORA's common stock (the "Share Exchange") as described in Section 2.01 of this Agreement, on the terms and conditions set forth herein and such additional items as more fully described in this Agreement.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                                        Definitions. The following terms shall have the following respective meanings:

"Affiliate"
 with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party.  For the purpose of this definition, "control" means (i) Ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

"Business Day"	a day (other than a Saturday) on which banks in Utah are open for business throughout their normal business hours;
"Closing"	the closing of the transactions contemplated by this Agreement;
"Completion"	completion of acquisition of the ESILKROAD Shares by AGORA and issuance of the Exchange Shares (as such term is defined below) in accordance with the terms and conditions of this Agreement;
"Encumbrance"
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, pre-emptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to "Encumbrances" shall be construed accordingly;

"Exchange Act"	the US Securities Exchange Act of 1934;
"Person"	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
"Securities Act"	the US Securities Act of 1933;
"SEC"	the US Securities and Exchange Commission;
"US"	United States of America;
"United States Dollars" or "US$"	United States dollars;

Section 1.02.                Rules of Construction.

             (a)            Unless the context otherwise requires, as used in this Agreement:  (i) "including" means "including, without limitation"; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms "Article," "Section" and "Schedule" shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall refer to the relevant paragraph of a specified Schedule and (vii) the term "day" shall refer to calendar days.

            (b)            Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE SHARE EXCHANGE

Section 2.01                 Share Exchange.

(a)
Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), AGORA shall acquire all of the ESILKROAD Shares from Sellers with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto.

(b)
In exchange for the delivery of the ESILKROAD Shares, AGORA shall provide the following to Sytnyk at the closing, a total of Fourteen Million (14,000,000) shares of AGORA's common stock (the "Exchange Shares"), allocated as follows:

Oleg Sytnyk as to 7,000,000 million shares
Oleksandr Bondarenko as to 7,000,000 million shares

(c)
The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party's failure to perform, then the other Party may terminate the Agreement.

Section 2.02.                 Closing Location.  The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the "Closing Date"), at the offices of Agora, 1136 Centre Street, Unit 228, Thornhill, ONT L4J 3M8, Canada, or electronically or at any other location as chosen by the Parties.

Section 2.03.                Sellers 's Closing Documents.  At the Closing, Sellers will tender to AGORA:

(a) Original certificates issued in the name of Sytnyk and Bondarenko representing all of the ESILKROAD Shares, duly endorsed for transfer by Sytnyk and Bondarenko respectively, with either a medallion signature guarantee or notarization of such endorsement, and marked "cancelled for transfer" or as otherwise directed by AGORA or its counsel, in accordance with the laws of Hong Kong;

(b)                One (1) new certificate issued by ESILKROAD in the name of AGORA representing the ESILKROAD Shares;

(c)                 A certified copy of the register of shareholders of ESILKROAD showing AGORA as the sole registered owner of the ESILKROAD Shares; and

(d)                A resolution from Sytnyk and Bondarenko certifying that the conditions in Section 8.01(b) have been satisfied.

(e)                Board and shareholder consents from ESILKROAD for the entry into, and consummation of this Agreement.

(f)                 Certificates of good standing or existence for ESILKROAD and ESILKROAD of UKRAINE from each applicable regulatory agency.

Section 2.04.              AGORA's Closing Documents.  At the Closing, AGORA will tender to the Sellers:

(a)            A resolution of the Board of Directors of AGORA in a form satisfactory to the Sellers, acting reasonably, authorizing:

(i)	the execution and delivery of this Agreement by AGORA; and
(ii)	the issuance of the Exchange Shares to Sytnyk and Bondarenko.

(b)            Share certificates, registered in the name of Sytnyk and Bondarenko representing the Exchange Shares; and

(c)            A certificate executed by a duly appointed officer of AGORA certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.                          Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.                          Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.                          Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AGORA

Section 4.01.               Organization, Standing and Authority; Foreign Qualification. AGORA is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted and, should it be required, shall be duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.               Corporate Authorization. The execution, delivery and performance by AGORA of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AGORA, and this Agreement constitutes a valid and binding agreement of AGORA. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03.               Capitalization.  AGORA's authorized capital stock, as of the Closing Date, shall consist of 500,000,000 authorized shares of common stock and 100,000,000 authorized shares of preferred stock, of which 22,207,887 common shares shall be issued and outstanding (excluding the Exchange Shares), and no shares of preferred stock shall be issued and outstanding. All of such issued and outstanding shares of AGORA's common stock and preferred stock are duly authorized, validly issued, fully paid and non-assessable. Other than a total of 27,000,000 shares of restricted common stock to be issued under certain executive and consulting agreements dated March 23, 2018, there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of AGORA's common stock or any other security of AGORA or any plan for any of the foregoing, except for conversion rights associated with certain convertible promissory notes, which are convertible into shares of AGORA's common stock. AGORA is not obligated to register the resale of any of its common stock on behalf of any shareholder of AGORA under the Securities Act.

Section 4.04.               Subsidiaries. AGORA has one wholly owned subsidiary, Geegle Media Ltd.

Section 4.05.               Articles of Incorporation and Bylaws.  AGORA has heretofore delivered, or at Closing AGORA shall deliver, to Sellers true, correct and complete copies of its Articles of Incorporation, certified by the Secretary of State of the State of Utah and Bylaws or comparable instruments, certified by AGORA's corporate secretary.

Section 4.06.               No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)            violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of AGORA;

(b)            violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which AGORA is a party or by or to which either of its assets or properties, may be bound or subject;

(c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon AGORA or upon the securities, assets or business of AGORA;

(d)            violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to AGORA or to the securities, properties or business of AGORA; or

(e)            result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by AGORA.

Section 4.07.               Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to AGORA's best knowledge threatened against or affecting AGORA or involving any of AGORA's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. AGORA is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08.               Compliance with Laws. To the best knowledge of AGORA, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of AGORA.

Section 4.09.               True and Correct Copies. All documents furnished or caused to be furnished to Sellers by AGORA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.10.               Contracts.

            (a)            Except for the contracts set forth on Schedule 4.10 and excluding any obligation referenced in this Agreement, AGORA is not a party to any:

                          (i)            contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $100,000 in the aggregate to any officer or director of AGORA, or to any other entity in which AGORA has an interest;

          (ii)            contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days' or more notice;

                          (iii)            contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                          (iv)            contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

                          (v)            contracts relating to the acquisition by AGORA of any operating business of, or the disposition of any operating business by, any other person;

                          (vi)            executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                          (vii)            joint venture contracts or agreements;

                          (viii)            contracts under which AGORA agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000 or to share tax liability of any party;

                          (ix)            contracts containing covenants of AGORA not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with AGORA in any line of business or in any geographical area;

                          (x)            contracts for or relating to computers, computer equipment, computer software or computer services; or

                          (xi)            contracts relating to the borrowing of money by AGORA or the direct or indirect guarantee by AGORA of any obligation for, or an agreement by AGORA to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                        (A)            any contract with respect to lines of credit;

                                        (B)            any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                        (C)            any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                     (D)            any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                        (E)            any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                          (xii)            any other material contract whether or not made in the ordinary course of business.

Section 4.11.               Operations of AGORA.  During the last ninety (90) days prior to the date hereof, AGORA has not:

(a)             amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)            except for the issuance of Fourteen Million shares of common stock in anticipation of the Share Exchange, and certain existing convertible notes payable; issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)            declared or paid any dividends or declared or made any other distributions of any kind to its shareholders; or

(d)            made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business.

Section 4.12.               Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by AGORA or representatives thereof to Sellers, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to Sellers in writing which, individually or in the aggregate, could have a material adverse effect on AGORA or a material adverse effect on the ability of AGORA to perform any of its obligations pursuant to this Agreement.

Section 4.13.               Brokerage.  No broker or finder has acted, directly or indirectly, for AGORA nor did AGORA incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SYTNYK AND BONDARENKO

The Sellers, jointly and severally, represent to AGORA as follows:

Section 5.01.               Organization, Standing and Authority; Foreign Qualification. (a) ESILKROAD is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.               Authorization. The execution, delivery and performance by Sytnyk of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of the ESILKROAD, Sytnyk and Bondarenko. Sytnyk and Bondarenko have duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of Sytnyk, Bondarenko and ESILKROAD. The ESILKROAD Shares to be transferred to AGORA in accordance with this Agreement have been duly authorized and validly issued. . Upon transfer of the ESILKROAD Shares  to AGORA, each of Bondarenko and Sytnyk warrant the ESILKROAD shares will have been fully paid and will be non-assessable.

Section 5.03.               Capitalization.

(a)	ESILKROAD's current total share capital consists of 20,000 authorized and issued and outstanding common shares, and no authorized preferred shares. The common shares are allocated as follows:

Sytnyk – 50% - 10,000 shares
Bondarenko – 50% - 10,000 shares

(b)
All of such issued and outstanding shares of capital stock of ESILKROAD are duly authorized and validly issued.  Upon transfer of the ESILKROAD Shares  to AGORA, each of Bondarenko and Sytnyk warrant the ESILKROAD shares will have been fully paid and will be non-assessable.

            There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of capital stock in ESILKROAD or any other security of ESILKROAD or any plan for any of the foregoing.

(c)            The ESILKROAD Shares are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

(d)            There are no outstanding loans, debts, bonds, indentures or promissory notes giving the holder thereof the right to convert such instruments into shares of ESILKROAD's capital stock.

Section 5.04.               Subsidiaries. ESILKROAD  holds 95% (ninety-five percent) of the authorized capital of ESILKROAD OF UKRAINE, a limited liability company, registered in the Ukraine;

Section 5.05.               Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, Sytnyk and Bondarenko shall be the only beneficial and record holders of the Exchange Shares.

Section 5.06.               Investment Risk.  Sellers understand that an investment in AGORA includes a high degree of risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of his investment in the Exchange Shares, is in a financial position to hold the Exchange Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07.               Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, Sellers will execute, deliver, file and otherwise assist AGORA in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08.               Tax Advice.  Sellers are responsible for obtaining such legal, including tax, advice as he considers necessary or appropriate in connection with the execution, delivery and performance regarding this Agreement and the transactions contemplated herein.

Section 5.09.               Investment Representations.  All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date as for Bondarenko and Sytnyk.

Section 5.10.               No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)            violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of ESILKROAD;

(b)            violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which ESILKROAD or Sytnyk is a party or by or to which their assets or properties, including the ESILKROAD Shares, may be bound or subject;

(c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon ESILKROAD, Sytnyk or Bondarenko or upon the securities, assets or business of ESILKROAD and/or Sytnyk or Bondarenko;

(d)            violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to ESILKROAD and/or Sytnyk or Bondarenko or to the securities, properties or business of ESILKROAD and/or Sytnyk or Bondarenko; or

(e)            result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by ESILKROAD and/or Sytnyk or Bondarenko.

Section 5.11.               Organizational Documents.

                (a)             The Sellers have heretofore delivered to AGORA true, correct and complete copies of ESILKROAD's Articles of Incorporation or Association (or such similar organizational documents), certified by the Companies Registry of Hong Kong or such other governmental entity with the power and authority to certify ESILKROAD' incorporation documents and Bylaws or comparable instruments, certified by the corporate secretary thereof.

(b)            The minute books of ESILKROAD accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.12.               Compliance with Laws.  To the best of Bondarenko's and Sytnyk's knowledge, neither ESILKROAD nor Sytnyk nor Bondarenko are in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on ESILKROAD or Sytnyk or Bondarenko and have not received written notice that any violation is being alleged.

Section 5.13.               Material Information.  This Agreement, the Schedules attached hereto and all other information provided in writing by the Sellers or representatives thereof to AGORA, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to AGORA in writing which, individually or in the aggregate, could have a material adverse effect on ESILKROAD and/or Sytnyk or Bondarenko or a material adverse effect on the ability of Sytnyk or Bondarenko to perform any of their obligations pursuant to this Agreement.

Section 5.14.              Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving ESILKROAD or Sytnyk or Bondarenko.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Sytnyk or Bondarenko, threatened against or involving ESILKROAD or Sytnyk or Bondarenko, their respective assets or the ESILKROAD Shares.

Section 5.15.               Operations.  Except as contemplated by this Agreement, since its date of incorporation, ESILKROAD has not:

(a)            amended its Certificate or Articles of Association or Bylaws (or similar document) or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)            issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; omade any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

Section 5.16.               Brokerage.  No broker or finder has acted, directly or indirectly, for ESILKROAD or Sellers nor did ESILKROAD or Sellers incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 5.17.               Intellectual Property.  ESILKROAD owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by ESILKROAD to other parties (together, the "Customer Deliverables") and (b) to operate the internal systems of ESILKROAD that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems").  The Intellectual Property owned by or licensed to ESILKROAD and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "ESILKROAD Intellectual Property").  Each item of ESILKROAD Intellectual Property will be owned or available for use by ESILKROAD immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.  The Company has taken all reasonable measures to protect the proprietary nature of each item of ESILKROAD Intellectual Property.  To the knowledge of Sytnyk and Bondarenko, (i) no other person or entity has any rights to any of ESILKROAD Intellectual Property owned by ESILKROAD except pursuant to agreements or licenses entered into by ESILKROAD and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of ESILKROAD Intellectual Property.  For purposes of this Agreement, "Intellectual Property" means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing

ARTICLE VI
COVENANTS AND AGREEMENTS OF SYTNYK AND BONDARENKO

Section 6.01.               Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Sytnyk and Bondarenko shall cause ESILKROAD to conduct its respective business substantially in the manner in which it is currently conducted.

Section 6.02.               Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Sytnyk and Bondarenko shall cause ESILKROAD to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03.               Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) Sytnyk and Bondarenko shall cause ESILKROAD to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) Sytnyk and Bondarenko shall promptly notify AGORA of any event, condition or circumstance that would constitute a violation or breach of this Agreement by ESILKROAD, Sytnyk or Bondarenko.

Section 6.04.               Corporate Examinations and Investigations.  Prior to the Closing Date, AGORA shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of ESILKROAD, and such examination of the books, records, tax returns, results of operations and financial condition of ESILKROAD. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Sytnyk and Bondarenko and their employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII
COVENANTS AND AGREEMENTS OF AGORA

Section 7.01.               Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, AGORA shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Section 4.10, or undertake any of the actions specified in Sections 4.11.

Section 7.02.               Litigation.  From the date of this Agreement to the Closing Date, AGORA shall notify Sytnyk of any actions or proceedings of the type described in Section 4.07 that are threatened or commenced against AGORA or against any officer, director, employee, properties or assets of AGORA and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03.               Conduct of AGORA Pending the Closing.  From the date hereof through the Closing Date:

(a)            AGORA shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)            AGORA shall promptly notify the Sellers of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by AGORA.

Section 7.04.               Corporate Examinations and Investigations.  Prior to the Closing Date, the Sellers shall be entitled, through employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of AGORA; and such examination of the books, records, tax returns, results of operations and financial condition of AGORA. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and AGORA and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF AGORA TO CLOSE

The obligations of AGORA to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.               Representations and Covenants.

  (a)          The representations and warranties of Sytnyk and Bondarenko contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)          Sytnyk and Bondarenko shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with on or before the Closing Date. The Sellers shall have delivered to AGORA a certificate, dated the Closing Date, and signed by Sytnyk and Bondarenko to the foregoing effect.

Section 8.02.               Governmental Permits and Approvals.

                (a)            All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by ESILKROAD to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and AGORA shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)            There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.               Third Party Consents.  All consents, permits and approvals from parties to contracts with ESILKROAD that may be required in connection with the performance by Bondarenko or Sytnyk hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.               Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on ESILKROAD, Sytnyk, Bondarenko or on the ESILKROAD Shares.

Section 8.05                Closing Documents.  Sytnyk and Bondarenko shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF SYTNYK AND BONDARENKO TO CLOSE

The obligations of the Sellers to be performed at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by him, to the extent permitted by law:

Section 9.01.               Representations and Covenants.  (a)  The representations and warranties of AGORA contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)            AGORA shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. AGORA shall have delivered to Sellers a certificate dated the Closing Date, and signed by an authorized signatory of AGORA to the foregoing effect.

Section 9.02.               Governmental Permits and Approvals.

        (a)         All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by AGORA to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

                        (b)         There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.               Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on AGORA.

Section 9.04.               Closing Documents.  AGORA shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X
TERMINATION

Section 10.01.             Termination.

(a)            Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

           (i)        by mutual written consent of Sellers and AGORA;

                          (ii)        by either the Sellers or AGORA in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                          (iii)       by AGORA if AGORA is not then in material breach of this Agreement and if there shall have been any breach by Sellers (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by Sellers of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30‑day period and Sellers are diligently pursuing such cure;

          (iv)      by AGORA, if it deems in its sole and complete discretion, that the audited financial statements of ESILKROAD yet to be provided by the Sellers are materially different in any aspect from the unaudited financial statements which have previously been provided as described in Section 11.02, or if the ESILKROAD financials statements are deemed to be unable to be audited in the complete discretion of AGORA and its PCAOB auditor.

                          (v)       by Sellers if he is not then in material breach of this Agreement and if there shall have been any breach by AGORA (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by AGORA of written notice of such breach; or

          (vi)     by either Party if the Closing has not occurred on or prior to April 30, 2018 for any reason other than delay or non-performance of the Party seeking such termination.

(b)            In the event of termination by Sellers or AGORA pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

Section 10.02.             Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
POST-CLOSING COVENANTS

Section 11.01              AGORA's Covenants. AGORA hereby covenants with Sellers and promises to elect one individual as mutually agreed to the Board of AGORA, who shall serve with the current members of the AGORA board of directors.  AGORA shall also cause to be filed a Form 8-K with the Securities and Exchange Commission to disclose this Agreement and related transactions.

Section 11.02              Sytnyk'  and Bondarenko' Covenants. Sytnyk hereby covenants with AGORA and promises as follows:

(a)	To maintain the books, records, accounting and financial statements of ESILKROAD and all operations related to its operations, in accordance with applicable accounting principles and practices.

(b)
To maintain all of the legal requirements that permit ESILKROAD to continue its operations under all applicable federal, state and/or provincial laws and regulations of Hong Kong and/or the Ukraine and comply with all other federal, state and/or provincial laws and regulations of the United State as may be required.

(c)	Not to incur any debt by ESILKROAD in any event whatsoever, except with the prior written consent of the Board of Directors of AGORA.

(d)
To provide unaudited financial statements for the fiscal years ended December 31, 2017 and 2016, and the interim unaudited financial statements for the three month period ended March 31, 2018 as soon as practicable upon execution of this Agreement, but no later than 15 days, and to further provide audited financial statements for the years ended December 31, 2017 and 2016, and unaudited reviewed financial statements for the three month period ending March 31, 2018 on or before the date that is 45 days from Closing.

MISCELLANEOUS

Section 12.01.             Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 12.02.            Time.  Time shall be of the essence hereof.

Section 12.03.             Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to Sellers at:
Suites 3009-12, Shui On Centre, 6-8 Harbour Road,
Wan Chai, Hong Kong
+861571120916

if to AGORA, at:
Agora Holdings Inc.
1136 Centre Street
Unit 228
Thornhill, ONT L4J 3M8
Canada

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 12.04.             Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 12.05.             Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 12.06.             Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 12.07.            Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 12.08.             Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

Section 12.09              Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah.  The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Utah by virtue of a failure to perform an act required to be performed in the State of Utah.  The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Utah for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in Salt Lake City, Utah, and further irrevocably waive any claim that any suit, action or proceeding brought in Salt Lake City, Utah has been brought in an inconvenient forum.  With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

AGORA HOLDINGS INC.		SELLERS: OLEG SYTNYK

By:	/s/Ruben Yakubov	/s/Oleg Sytnyk
Name:	RUBEN YAKUBOV	OLEG SYTNYK
Title:	PRESIDENT

OLEKSANDR BONDARENKO

/s/Oleksander Bondarenko
OLEKSANDER BONDARENKO

EXHIBIT A

Non-U.S. Person Certificate

April    , 2018

Agora Holdings, Inc.
1136 Centre Street
Unit 228
Thornhill, ONT L4J 3M8
Canada

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the "Share Agreement") dated April ____, 2018, by and among AGORA HOLDINGS, INC. ("AGORA"), a corporation organized under the laws of the State of Utah, OLEG SYTNYK, an individual residing in the Ukraine, and OLEKSANDR BONDARENKO, an individual residing in the Ukraine, whereby AGORA is acquiring from Sytnyk and Bondarenko all of issued and outstanding shares of ESILKROAD NETWORK LIMITED, a Hong Kong corporation ("eSilkroad"), which in turn holds 95% (ninety-five percent) of the authorized capital of ESILKROAD OF UKRAINE, a limited liability company, registered in the Ukraine, in exchange for shares of AGORA's common stock ("the Shares").
1.	The undersigned hereby represents, warrants and certifies that:

(a)
It is not a "U.S. Person" (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a "U.S. Person" as:
A.	Any Natural person resident in the United States;
B.	Any partnership or corporation organized or incorporated under the laws of the United States;
C.	Any estate of which any execution or administrator is a U.S. Person;
D.	Any trust of which any trustee is a U.S. Person;

E.	Any agency or branch of a foreign entity located in the United States;
F.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
G.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
H.	Any partnership or corporation if:

(1)Organized or incorporated under the laws of any foreign jurisdiction; and
(2) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

The following are not "U.S. Persons:
A.
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

B.	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:
(i)	An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and
(ii)	The estate is governed by foreign law;
C.
Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

D.	Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;
E.	Any agency or branch of a U.S. person located outside the United States if:
(i)	The agency or branch operates for valid business reasons; and
(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
F.
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

G.	The offer and scale of the Shares was made in an "offshore transaction" (as defined under Regulation S under the U.S. Securities Act), in that:
(i)	The undersigned was outside the United States at the time the buy order for such Shares was originated; and
(ii)	The offer to sell the Shares was not made to the undersigned in the United States.
H.
The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

I.
The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2.	The undersigned hereby covenants that:
(A)
During the period prior to one year after the Closing (the "Restricted Period") it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(B)	If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	The sale is to the Company;
(ii)
The sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii)
The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)
The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v)	The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3.	The undersigned acknowledges and agrees that:
(A)
The Shares are and will be "restricted securities" as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following for:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.
DURING THE PERIOD PRIOR TO April    , 2019 [ONE YEAR AFTER THE CLOSING] (THE "RESTRICTED PERIOD"), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES, TO A U.S. PERSON (AS DEFINIED IN REGULATION S UNDER THE U.S. SECURITIES ACT), OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. DURING THE RESTRICTED PERIOD HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE MADE IN COMPLIANCE WITH THE U.S. SECURITIES ACT.  THIS PARAGRAPH SHALL HAVE NO FURTHER EFFECT SUBSEQUENT TO THE EXPIRATION OF THE RESTRICTED PERIOD AND THEREAFTER MAY BE REMOVED.
(B)	The Company will refuse to register any sale of Shares made in breach of the provisions hereof.

(C)
The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. The undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company

By:
Name:

Schedule 4.10

Contracts

(1)
On March 23, 2018, the Company entered into an executive agreement (the "Agreement"), with Ruben Yakubov, the president of the Company.  The Agreement provides that Mr. Yakubov shall continue to serve as President of the Company for an initial term of five years, with subsequent one year renewal periods until the Agreement is terminated.  The Agreement contains customary non-compete and non-solicitation provisions.  As consideration for the Agreement, Mr. Yakubov shall receive 20,000,000 shares of restricted common stock, which were considered fully earned and beneficially owned upon the execution of the Agreement.  In addition, Mr. Yakubov will receive additional bonuses in the discretion of the board of directors.  The Agreement may be terminated either on a voluntary basis by Mr. Yakubov, or on a "for cause" basis by the Company, with the term "for cause" being defined as (i) any act of fraud or material embezzlement adversely affecting the financial, market, reputation or other interests of the Company, (ii) in the event that the Company places Mr. Yakubov on disability status, (iii) in the event of a conviction of or plea of guilty or nolo contendere by Mr. Yakubov for any felony or other serious crime or crime involving moral turpitude, or any knowing violation of any federal or state banking, securities laws or regulations, (iv) any refusal to perform, willful misconduct or gross negligence in connection with Mr. Yakubov's duties, (v) any material breach by Mr. Yakubov of the Agreement, if such material breach is not cured within thirty (30) days after written notice thereof, or (vi) the death of Mr. Yakubov.

(2)
On March 23, 2018 the Company entered into a Consulting Agreement (the "Consulting Agreement") with Mr. Felix Naff wherunder Mr. Naff shall provide business development services including but not limited to: Introduction to clients, customers, vendors, and business partners.  Coordination with both inhouse development teams and sourcing of third party vendors.  Facilitation of government meetings, participation and endorsements. Access to industry partners and implementation of management's implentation strategy. As consideration, the Company shall issue Consultant 7,000,000 restricted shares (the "Compensation Shares")  of the Company's Common Stock.  The Compensation Shares shall be issued as fully paid and non-assessable and shall be subject to applicable resale restrictions.  The Compensation Shares shall be considered fully earned and beneficially owned upon the execution date of this Agreement, and shall be non-refundable in every respect, even in the event of early termination of this Agreement. The Consulting Agreement may be terminated by the Company or the Consultant upon at least thirty (30) days prior written notice to the other party.  Any such termination shall not result in forfeiture by the Consultant of any compensation paid prior to the date of termination.